                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the registration statements on Form S-3 (Registration Nos. 333-125053, 333-120289, 333-119672,
333-115111, 333-111879, 333-108899 and 333-46106) and registration statements on
Form S-8 (Registration Nos. 333-119819, 333-114740, 333-114187, 333-104086 and
333-83922) of NGAS Resources, Inc. of our report dated March 14, 2005, relating to the consolidated financial statements of NGAS Resources, Inc., which report appears in the Annual Report of NGAS Resources, Inc. on Form 10-KSB for the year ended December 31, 2004.





              /S/ KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
                KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
                              CHARTERED ACCOUNTANTS


Toronto, Ontario
March 14, 2005